Exhibit 23.2

Crowe Horwath LLP

Member Horwath International

CONSENT OF INDEPENDENT AUDITORS

We consent to the use in this Registration Statement of Echo Global Logistics, Inc. on Form S-1 of our report dated July 23, 2009 on the consolidated financial statements of RayTrans Distribution Services, Inc. and to the reference to us under the heading “Experts” in the prospectus.

Crowe Horwath LLP

Oak Brook, Illinois

September 14, 2009